Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

BLACKBOXSTOCKS INC.

Adopted and Effective on April 18, 2022

TABLE OF CONTENTS

-i-

AMENDED AND RESTATED BYLAWS

OF

BLACKBOXSTOCKS INC.

a Nevada Corporation

These Amended and Restated Bylaws of Blackboxstocks Inc, a Nevada corporation (the “Company”), are subject to, and governed by the Company’s Articles of Incorporation, as amended or restated (the “Articles of Incorporation”) and Chapter 78 of the Nevada Revised Statutes (the “NRS”). In the event of a conflict between the provisions of these Bylaws and the provisions of the Articles of Incorporation or the NRS, the provisions of the Articles of Incorporation or the NRS, as the case may be, will control.

ARTICLE I STOCKHOLDERS MEETINGS

Section 1.1    Time and Place of Meetings. All meetings of stockholders will be held at such time and place, within or outside the State of Nevada, as may be designated by the Board of Directors (the “Board”) of the Company, from time to time or, in the absence of a designation by the Board, the Chairman of the Board (as contemplated by Section 2.14 of these Bylaws, the “Chairman”), the Chief Executive Officer or the Secretary, and stated in the notice of the meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time in accordance with and as permitted by the NRS. The Board may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

Section 1.2    Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Bylaws shall be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 1.3    Special Meetings. A special meeting of stockholders may be called only by (a) the Chairman, (b) the Chief Executive Officer of the Company, or (c) a majority of the total number of directors that the Company would have if there were no vacancies on the Board of Directors, in each case to transact only such business as is properly brought before the meeting in accordance with Section 1.8 and specified in the notice of the meeting. Special meetings of holders of any outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the Articles of Incorporation or the certificate of designation establishing the class or series of stock.

Section 1.4    Notice of Meetings. Written notice of every meeting of stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given, not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided by law. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. When a meeting is adjourned to another place, date, or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting must be given in conformity with this Section 1.4. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

Section 1.5    Inspectors. The Board will, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Company, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting will appoint one or more inspectors to act at the meeting.

Section 1.6    Quorum. At each meeting of stockholders for the transaction of any business, a quorum must be present to organize such meeting. The presence in person, by means of remote communication, or by proxy of a majority of the voting power constitutes a quorum for the transaction of business at a meeting of stockholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or the NRS. The holders of a majority of the voting power represented in person, by means of remote communication, or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

Section 1.7    Voting; Proxies; Stockholder Action by Written Consent. Except as otherwise provided by law, by the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by the NRS. When a quorum is present at any meeting of stockholders, the affirmative vote of the majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter and that are voted for or against the matter will be the act of the stockholders, except as otherwise provided in these Bylaws, the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock, or by law, rule or regulation applicable to the Company or its securities or the rules or regulations of any stock exchange applicable to the Company. Any action required or permitted by the NRS to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by stockholders holding a majority of the voting power of the Company or, if different, the proportion of voting power required to take the action at a meeting of stockholders.

Section 1.8    Order of Business. The Chairman or an officer of the Company designated from time to time by a majority of the Board will call meetings of stockholders to order and will act as the presiding officer of the meeting. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxy holders) that may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his or her proxy holder may be excluded from any meeting of stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings of the meeting, by determining the circumstances in which any person may make a statement or ask questions at any meeting of stockholders, by ruling on all procedural questions that may arise during or in connection with the meeting, and by determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting.

Section 1.9    Notice of Stockholder Proposals.

(a)    Business to Be Conducted at Annual Meeting. At an annual meeting of stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Section 1.10, and to the extent applicable, Section 1.11) must be (i) brought before the meeting by or at the direction of the Board or (ii) otherwise properly brought before the meeting by a stockholder who (A) has complied with all applicable requirements of this Section 1.9 and Section 1.11 in relation to such business, (B) was a stockholder of record of the Company at the time of giving the notice required by Section 1.11(a) and is a stockholder of record of the Company at the time of the annual meeting, and (C) is entitled to vote at the annual meeting. For the avoidance of doubt, the foregoing clause (ii) will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board).

(b)    Required Form for Stockholder Proposals. To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i)                  Information Regarding the Proposing Person. As to each Proposing Person (as such term is defined in Section 1.11(d)(ii)):

(A)    the name and address of such Proposing Person, as they appear on the Company’s stock transfer book;

(B)    the class, series and number of shares of the Company beneficially owned of record by such Proposing Person (including any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

(C)    a representation (1) that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting and (2) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person;

(D)    a description of any (1) option, warrant, convertible security, stock appreciation right or similar right (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act), whether or not presently exercisable, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Company or with a value derived in whole or in part from the value of any class or series of securities of the Company, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Company or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and (2) each other direct or indirect opportunity of such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Company’s securities, in each case regardless of whether (x) such interest conveys any voting rights in such security to such Proposing Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such interest (any such interest referred to in this clause (D), being a “Derivative Interest”);

(E)    any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Company or which has the effect of increasing or decreasing the voting power of such Proposing Person;

(F)    any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company;

(G)    any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Company or Derivative Interests; and

(H)    any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting.

(ii)         Information Regarding the Proposal. As to each item of business that the stockholder giving the notice proposes to bring before the annual meeting:

(A)    a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Company and its stockholders;

(B)    a description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity in connection with the proposal; and

(C)    the text of the proposal or business (including the text of any resolutions proposed for consideration).

(c)    No Right to Have Proposal Included. A stockholder is not entitled to have its proposal included in the Company’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 1.9.

(d)    Requirement to Attend Annual Meeting. If a stockholder does not appear at the annual meeting to present its proposal, such proposed business will not be transacted (notwithstanding that proxies in respect of such vote may have been received by the Company).

Section 1.10         Notice of Director Nominations.

(a)    Nomination of Directors. Subject to the rights, if any, of any class or series of Company securities to nominate or elect directors under circumstances specified in any certificate of designation establishing the class or series of stock, only persons who are nominated in accordance with the procedures set forth in this Section 1.10 will be eligible for nomination for election to serve as directors. Nominations of persons for election as directors of the Company may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by a stockholder who (A) has complied with all applicable requirements of this Section 1.10 and Section 1.11 in relation to such nomination, (B) was a stockholder of record of the Company at the time of giving the notice required by Section 1.11(a) and is a stockholder of record of the Company at the time of the annual meeting, and (C) is entitled to vote at the annual meeting.

(b)    Required Form for Stockholder Proposals. To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i)    Information Regarding the Proposing Person. As to each Nominating Person (as such term is defined in Section 1.11(d)(iii)), the information set forth in Section 1.9(b)(i) (except that for purposes of this Section 1.10, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places it appears in Section 1.9(b)(i) and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 1.10).

(ii)    Information Regarding the Nominee. As to each person whom the stockholder giving notice proposes to nominate for election as a director:

(A)    all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Section 1.9(b)(i) if such proposed nominee were a Nominating Person;

(B)    all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);

(C)    all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation SK if the stockholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(D)    a written questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire will be provided by the Secretary of the Company upon written request); and

(E)    a written representation and agreement (in the form provided by the Secretary of the Company upon written request) that the proposed nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Company, with the proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (3) if elected as a director of the Company, would be in compliance, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other policies and guidelines of the Company in effect from time to time.

The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the qualifications and eligibility of such proposed nominee to serve as a director.

(c)    No Right to Have Proposal Included. A stockholder is not entitled to have its nominees included in the Company’s proxy statement solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 1.10.

(d)    Requirement to Attend Annual Meeting. If a stockholder does not appear at the annual meeting to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such vote may have been received by the Company).

Section 1.11         Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations.

(a)    Timely Notice. To be timely, a stockholder’s notice required by Section 1.9(a) or Section 1.10(a) must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be so delivered not later than the close of business on the later of the 90th calendar day prior to the annual meeting and the 10th calendar day following the day on which public disclosure of the date of the meeting is first made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(b)    Updating Information in Notice. A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to Section 1.9 or notice of any nomination to be made at an annual meeting pursuant to Section 1.10 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 1.9 or Section 1.10, as applicable, is true and correct at all times up to and including the date of the meeting and any adjournment or postponement thereof. Such update and supplement will be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company as promptly as possible.

(c)    Determinations of Form, Etc. The presiding officer of any annual meeting will, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Section 1.9 and this Section 1.11 or that a nomination was not made in accordance with the procedures prescribed by Section 1.10 and this Section 1.11, and if he or she should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded.

(d)    Certain Definitions.

(i)    For purposes of Section 1.9, Section 1.10 and this Section 1.11, “public disclosure” means disclosure in a press release reported by the Bloomberg News, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the Company to stockholders.

(ii)    For purposes of Section 1.9 and this Section 1.11, “Proposing Person” means (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (C) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

(iii)    For purposes of Section 1.10 and this Section 1.11, “Nominating Person” means (A) the stockholder providing the notice of the nomination proposed to be made at an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is made, and (C) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

Section 1.12    Record Dates.

(a)    Voting Record Dates. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of the meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. The Board of must fix a new record date if the meeting is adjourned or postponed more than 60 calendar days after the original meeting of stockholders.

(b)    Payment Record Dates. In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

(c)    Identity of Registered Holder. The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

Section 1.13    Adjournments. A meeting of stockholders may be adjourned from time to time by the presiding officer of the meeting or the holders of a majority of the stock present in person or represented by proxy at such meeting.

ARTICLE II DIRECTORS

Section 2.1    Function. The business and affairs of the Company will be managed under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Articles of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Company.

Section 2.2    Number, Election and Terms. Subject to the rights, if any, of any class or series of Company securities to nominate or elect directors under circumstances specified in any certificate of designation establishing the class or series of stock, the number of directors of the Company will not be less than three (3) nor more than nine (9) and the authorized number of directors may only be changed by resolutions of the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until a successor is duly elected and qualified or until the director's earlier death, resignation, disqualification, or removal. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified.

Section 2.3    Vacancies and Newly Created Directorships. Subject to the rights, if any, of any class or series of Company securities to nominate or elect directors under circumstances specified in any certificate of designation establishing the class or series of stock, unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of that director's predecessor in office and until that director's successor is duly elected and qualified.

Section 2.4    Removal. Subject to the rights, if any, of any class or series of Company securities to nominate or elect directors under circumstances specified in any certificate of designation establishing the class or series of stock, the stockholders holding a majority of the shares then entitled to vote at an election of directors may remove any director from office with or without cause.

Section 2.5    Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. Any resignation is effective when the resignation is delivered to the Company unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 2.6    Regular Meetings. A regular meeting of the Board shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board may be held at such times and places, within or outside the State of Nevada, as the Board may determine

Section 2.7    Special Meetings. Special meetings of the Board may be called by the Chairman, the lead independent director, if applicable, or the Chief Executive Officer on at least 24 hours’ notice to each director by whom such notice is not waived, given in a form permitted by Section 3.1 or by the NRS, and will be called by the Chairman or the Chief Executive Officer, in like manner and on like notice, on the written request of a majority of the Board. Special meetings of the Board may be held at such time and place either within or outside the State of Nevada as is determined by the Board or specified in the notice of any such meeting.

Section 2.8    Quorum; Majority Vote. At all meetings of the Board, a majority of the Board will constitute a quorum for the transaction of business. Except for action to be taken by committees of the Board as provided in Section 2.10, and except for actions required by these Bylaws or the Articles of Incorporation to be taken by a majority of the Board, the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the directors present at the meeting may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

Section 2.9    Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or other electronic communications equipment by as permitted under the NRS, and such participation in a meeting will constitute presence in person at the meeting.

Section 2.10    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors, to exercise the authority of the Board to the extent provided in the resolution establishing the committee and allowed under the NRS. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article II.

Section 2.11    Directors' Action Without Meeting. Any action required or permitted by the NRS to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board or committee sign a written consent describing the action and deliver it to the Company.

Section 2.12    Compensation. The Board may establish the compensation of directors, including, without limitation, compensation for membership on the Board and on committees of the Board and for other services provided to the Company or at the request of the Board.

Section 2.13    Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.

Section 2.14    Chairman of the Board. The Board may at its discretion elect a Chairman of the Board from among the directors. The Chairman will not be considered an officer of the Company. The Chairman may be removed from that capacity by a majority vote of the Board. If the Board has a Chairman, the Chairman will preside at meetings of the Board and of the stockholders of the Company and exercise and perform the other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. In the absence of the Chairman, such other director of the Company designated by a majority of the Board shall act as chairman of any such meeting. The Board or the Chairman may appoint a Vice Chairman of the Board to exercise and perform such other powers and duties as may from time to time be assigned to him by the Board, or by the Chairman.

ARTICLE III NOTICES

Section 3.1    Generally.

(a)    Form of Notices. Except as otherwise provided by law, these Bylaws, or the Article of Incorporation, whenever by law or under the provisions of the Article of Incorporation or these Bylaws notice is required to be given to any director or stockholder, it will not be construed to require personal notice, but the notice may be given in writing, by mail or courier service or, to the extent permitted by the NRS, by electronic transmission, addressed to such director or stockholder.

(b)    Notices to Stockholders. Any notice sent to stockholders by mail or courier service shall be sent to the address of such stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail or with the courier service. Notices sent by electronic transmission, if consented to by a stockholder, shall be deemed effective as set forth in Section 75.150 of the NRS.

(c)    Notices to Directors. Notices to directors may be given personally, by mail or courier service, electronic transmission, if consented to by a director, or as otherwise permitted by these Bylaws.

Section 3.2    Waivers. Whenever any notice is required to be given by law or under the provisions of the Article of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of the meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV OFFICERS

Section 4.1    Generally. The officers of the Company will be elected annually by the Board and will consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, all of whom shall be elected at the annual meeting of the Board. The Board, in its discretion, may also appoint any or all of the following: one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, the Board may authorize the Chief Executive Officer to appoint any person to any office other than the President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any director.

Section 4.2    Compensation. The compensation of all directors who are also officers and agents of the Company and the executive officers of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

Section 4.3    Succession. The officers of the Company will hold office until their successors are elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company may be filled by the Board.

Section 4.4    Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

ARTICLE V STOCK

Section 5.1    Uncertificated Shares. Except as otherwise provided in a resolution approved by the Board, all shares of capital stock of the Company issued after the date hereof shall be uncertificated. In the event the Board elects to provide in a resolution that certificates shall be issued to represent any shares of capital stock of the Company, such certificates shall be numbered and shall be signed by, or in the name of the Company by, any two authorized officers of the Company. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.2    Transfer. Transfers of shares shall be made upon the books of the Company (a) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative, and (b) in the case of certificated shares, upon the surrender to the Company of the certificate or certificates for the shares. No transfer shall be made that is inconsistent with the provisions of applicable law.

Section 5.3    Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.4    Lost, Stolen or Destroyed Certificates. The Board or the Secretary may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Board or the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Board or the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate or uncertificated shares.

ARTICLE VI GENERAL

Section 6.1    Fiscal Year. The fiscal year of the Company will end on December 31 or such other date as may be fixed from time to time by the Board.

Section 6.2    Reliance Upon Books, Reports and Records. Each director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Section 6.3    Amendments. The Board of Directors shall have the exclusive power to amend or repeal these Bylaws, or to adopt new Bylaws.

Section 6.4         Certain Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Articles of Incorporation.

CERTIFICATE OF SECRETARY

The undersigned, being the duly elected and acting Secretary of the Company, hereby certifies that these Amended and Restated Bylaws have been duly adopted by the Board of Directors as the Amended and Restated Bylaws of the Company, effective as of April 18, 2022.

/s/ Robert Winspear
Robert Winspear, Secretary